Exhibit 99.1

PRECISION OPTICS CORPORATION 22 EAST BROADWAY GARDNER, MASSACHUSETTS 01440-3338 Telephone 978 / 630-1800 Telefax 978 / 630-1487

NEWS RELEASE	POC25-0009
FOR IMMEDIATE RELEASE	March 20, 2025

Precision Optics Appoints Joseph P. Pellegrino, Jr. to Board of Directors

GARDNER, MA, March 20, 2025. Precision Optics Corporation, Inc. (NASDAQ: POCI), a leading designer and manufacturer of advanced optical instruments for the medical and defense/aerospace industries, is pleased to announce the appointment of Joseph P. “JJ” Pellegrino, Jr. to its Board of Directors. Mr. Pellegrino, who will also serve as Chairman of the Board’s Audit Committee, brings decades of operational and financial experience as well as an extensive knowledge of the medical device industry to the board.

Mr. Pellegrino most recently served as Chief Financial Officer of LeMaitre Vascular, Inc. (Nasdaq: LMAT), a provider of devices, implants and services for the treatment of peripheral vascular disease, from 2007 through March 7, 2025, and continues to serve as a member of their Board of Directors. Mr. Pellegrino joined LeMaitre Vascular as their Executive Vice President, Finance, in 2005. From 1997 to 2003, Mr. Pellegrino worked at Zoots, Inc., a consumer services company founded by the founders of Staples, Inc., where most recently he served as Senior Vice President of Operations. Previously, Mr. Pellegrino built and sold a regional mall-based specialty retailing company. Mr. Pellegrino has also served as an investment banking analyst at Lehman Brothers, as part of their mergers and acquisitions group. From 2017 to 2024, Mr. Pellegrino was a director of Access Vascular, Inc., a medical device company focused on venous access devices. Mr. Pellegrino received an A.B. in Economics from Harvard College and an M.B.A. from the Harvard Business School.

“We are excited to have JJ Pelegrino join the Precision Optics Board of Directors,” said Peter Woodward, Chairman of the Board of Precision Optics. “As a highly accomplished financial executive in the medical device industry, JJ infuses strategic financial leadership, operational discipline, and deep industry insights to the board to help drive sustainable growth, regulatory foresight, and scalable innovation. His record of success in building a company from early beginnings to significant scale and shareholder appreciation are directly relevant to us at Precision Optics."

In connection with Mr. Pellegrino’s appointment, Peter Anania has retired from the Board of Directors. Mr. Anania was initially appointed to Precision Optics’ Board in October 2021 in connection with the acquisition of Lighthouse Imaging. Mr. Anania was Lighthouse Imaging’s President and Chairman at the time of the acquisition.

“I want to thank Peter for his many contributions to the POC board. He was a great resource following the Lighthouse acquisition and has been a strong contributor since. We wish him well in the future,” Mr. Woodward stated.

About Precision Optics Corporation

Founded in 1982, Precision Optics is a vertically integrated optics company primarily focused on leveraging its proprietary micro-optics, 3D imaging and digital imaging technologies to the healthcare and defense/aerospace industries by providing services ranging from new product concept through mass manufacture. Utilizing its leading-edge in-house design, prototype, regulatory and fabrication capabilities as well as its Ross Optical division's high volume worldwide sourcing, inspecting and production resources, the Company is able to design and manufacture next-generation product solutions to the most challenging customer requirements. Within healthcare, Precision Optics enables next generation medical device companies around the world to meet the increasing demands of the surgical community who require more enhanced and smaller imaging systems for minimally invasive surgery as well as 3D endoscopy systems to support the rapid proliferation of surgical robotic systems. In addition to these next generation applications, Precision Optics has supplied top-tier medical device companies a wide variety of optical products for decades, including complex endocouplers and specialized endoscopes. The Company is also leveraging its technical proficiency in micro-optics to enable leading edge defense/aerospace applications which require the highest quality standards and the optimization of size, weight and power. For more information, please visit www.poci.com.

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About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of the Company in light of their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on the Company as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Company will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including risks that the closing conditions for this offering will not be achieved, the demand for the Company's products, global supply chains and economic activity in general and other risks and uncertainties identified in the Company's filings with the SEC. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Company Contact:

PRECISION OPTICS CORPORATION

22 East Broadway

Gardner, Massachusetts 01440-3338

Telephone: 978-630-1800

Investor Contact:

LYTHAM PARTNERS, LLC

Robert Blum

Telephone: 602-889-9700

poci@lythampartners.com

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